UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                              May 5, 2005

THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code                              (781) 749-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
SIGNATURE
EX-99.1 - Press Release dated May 5, 2005

INFORMATION TO BE INCLUDED IN THE REPORT

Section 2 — Financial Information

Item 2.02 Results of Operations and Financial Condition.

     Attached and being furnished as Exhibit 99.1 is a copy of a press release of The Talbots, Inc. (“Talbots”) dated May 5, 2005, reporting Talbots sales results for the four and thirteen weeks ended April 30, 2005, and related message points to be read in a pre-recorded April 2005 sales call to be available at approximately 9 a.m. on May 5, 2005. The message points will also be available under “Financial Highlights” in the “Investor Relations” section of Talbots website, www.talbots.com.

     The discussion of the Company’s 2004 EPS in the attached press release excludes the impact of the tax benefit realized in fiscal 2004. The reconciliation information is included in the press release. The Company believes that by reflecting the impact of this item, it provides investors with better insight into the period-over-period operating performance as well as identifying the impact of this excluded item. Management also internally uses this non-GAAP presentation to evaluate its operating performance on a comparative basis. Management uses various methods to evaluate its operations and does not depend exclusively on such non-GAAP amounts or on any other single analysis model. All such non-GAAP information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP and should not be considered as a substitute for, or superior to, measures of financial performance prepared and presented in accordance with GAAP.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

     c. Exhibits.

99.1	Press Release of The Talbots, Inc., dated May 5, 2005 and message points for a pre-recorded April 2005 sales call on May 5, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.
Dated: May 5, 2005	By:	/s/ Carol Stone
		Name:	Carol Stone
		Title:	Vice President, Corporate Controller